December 13, 2017	Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
U.S.A.
+1.317.276.2000
www.lilly.com

For Release:        Immediately

Refer to:	Lauren Zierke; lauren_zierke@lilly.com; 317-277-6524 (Media)
Phil Johnson; johnson_philip_l@lilly.com; 317-655-6874 (Investors)

Lilly Announces 2018 Financial Guidance and Enhances Outlook Through 2020

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2018 revenue is expected to be between $23.0 billion and $23.5 billion, representing low-single-digit growth driven by volume from recently launched products, including Trulicity, Taltz, Basaglar, Jardiance, Verzenio, Cyramza, Olumiant and Lartruvo.

•	Earnings per share (EPS) for 2018 are expected to be in the range of $4.24 to $4.34 on a reported basis and $4.60 to $4.70 on a non-GAAP basis.

•
In 2018, the company is expecting continued pipeline progress, including U.S. regulatory action for baricitinib for the treatment of rheumatoid arthritis, galcanezumab for the treatment of migraine and a new indication for Verzenio in breast cancer, as well as the launch of a new indication for Taltz in psoriatic arthritis.

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The company reaffirmed its expectation of at least 5 percent average annual revenue growth from 2015 to 2020, on a constant currency basis. In addition, the company expects operating margin as a percent of revenue to be at least 30 percent in 2020, excluding the effect of foreign exchange on international inventories sold.

•	The company now expects 2017 EPS to be in the range of $1.56 to $1.66 on a reported basis. On a non-GAAP basis, the company has reaffirmed 2017 EPS to be in the range of $4.15 to $4.25.

INDIANAPOLIS, IN - Eli Lilly and Company (NYSE: LLY) today announced its 2018 financial guidance, including low-single-digit revenue growth driven by volume from recently launched pharmaceutical products. The company also highlighted key events for the upcoming year, including continued progress on its pipeline.

“Lilly is in the early stages of a growth period driven by revenue from recently launched products, including Trulicity, Taltz, Basaglar, Jardiance, Verzenio, Cyramza, Olumiant and Lartruvo. Additionally, progress on our productivity agenda is expected to further expand our operating margin,” said David A. Ricks, Lilly’s chairman and chief executive officer. “Looking to the future, the potential of our pipeline remains strong, including new medicines in development for the treatment of migraine, rheumatoid arthritis, pain, cancer and diabetes, as well as additional indications for many of our recently launched products.”

“In 2018, we are expecting continued progress towards our financial objectives. We recently announced an 8 percent increase in our dividend based on revenue and margin growth and the advancement of our pipeline,” said Joshua Smiley, senior vice president and Lilly’s incoming chief financial officer.

Smiley continued, “We are confident in our future growth prospects and have reaffirmed our expectation of least 5 percent average annual revenue growth from 2015 to 2020, on a constant currency basis. In addition, we expect operating margin as a percent of revenue to be at least 30 percent in 2020, excluding the effect of foreign exchange on international inventories sold.”

2017 Financial Guidance
Earnings per share in 2017 are being decreased to be in the range of $1.56 to $1.66 on a reported basis. This revision is primarily due to changes in estimates related to asset impairment, restructuring and other special charges.

Non-GAAP earnings per share in 2017 are still expected to be in the range of $4.15 to $4.25.

	2017 Expectations	% Change from 2016
Earnings per share (reported)	$1.56 to $1.66	(40)% to (36)%
Asset impairment, restructuring and other special charges, including the U.S. voluntary early retirement program, global severance, facility closures and Novartis Animal Health integration costs	1.15
Acquired in-process research and development charges related to the acquisition of CoLucid Pharmaceuticals and the collaborations with Nektar Therapeutics, KeyBioscience and CureVac	.97
Amortization of intangible assets(1)	.44
Inventory step-up costs associated with the acquisition of Boehringer Ingelheim Vetmedica’s U.S. feline, canine and rabies vaccines portfolio (1)	.03
Earnings per share (non-GAAP)	$4.15 to $4.25	18% to 21%
(1) Subject to acquisition accounting adjustments
Numbers may not add due to rounding

The following table summarizes the company’s 2017 financial guidance.

2017 Guidance
	Prior	Revised
Revenue	$22.4 to $22.7 billion	Unchanged

Gross Margin % of Revenue (reported)	Approx. 72.5%	Unchanged
Gross Margin % of Revenue (non-GAAP)	Approx. 76.0%	Unchanged

Marketing, Selling & Administrative	$6.4 to $6.6 billion	Unchanged

Research & Development	$5.1 to $5.2 billion	Unchanged

Other Income/(Expense)	$0 to $100 million	Unchanged
Tax Rate (reported)	Approx. 20.0%	Approx. 22.5%
Tax Rate (non-GAAP)	Approx. 21.0%	Unchanged

Earnings per Share (reported)	$1.73 to $1.83	$1.56 to $1.66
Earnings per Share (non-GAAP)	$4.15 to $4.25	Unchanged

Capital Expenditures	Approx. $1.1 billion	Unchanged

Non-GAAP adjustments are consistent with the earnings per share table above.

2018 Financial Guidance
Earnings per share for 2018 are expected to be in the range of $4.24 to $4.34 on a reported basis and $4.60 to $4.70 on a non-GAAP basis. Non-GAAP earnings per share for 2018 exclude amortization of intangible assets.

2018 Expectations
Earnings per share (reported)	$4.24 to $4.34
Amortization of intangible assets	.37
Earnings per share (non-GAAP)	$4.60 to $4.70
Numbers may not add due to rounding

The company anticipates 2018 revenue between $23.0 billion and $23.5 billion. The company expects revenue growth driven by new products including Trulicity®, Taltz®, Basaglar®, Jardiance®, VerzenioTM, Cyramza®, Olumiant® and LartruvoTM.

Other income (expense) is expected to be income between $75 million and $175 million on a reported and non-GAAP basis, which includes the adoption of a new accounting standard requiring the company to include certain components of retirement benefits in other income (expense). This new accounting standard will result in higher cost of sales and operating expenses, which will be offset by higher other income.

The following table summarizes the company’s 2018 financial guidance.

2018 Guidance
	Reported	Non-GAAP
Revenue	$23.0 to $23.5 billion	$23.0 to $23.5 billion
Gross Margin % of Revenue	Approx. 73.0%	Approx. 75.0%
Marketing, Selling & Administrative	$6.1 to $6.4 billion	$6.1 to $6.4 billion
Research & Development	$5.0 to $5.2 billion	$5.0 to $5.2 billion
Other Income/(Expense)	$75 to $175 million	$75 to $175 million
Tax Rate	Approx. 20.5%	Approx. 21.5%
Earnings per Share	$4.24 to $4.34	$4.60 to $4.70
Capital Expenditures	Approx. $1.2 billion	Approx. $1.2 billion
Non-GAAP adjustments are consistent with the earnings per share table above.

Webcast of Conference Call and Investor Materials
As previously announced, investors and the general public can access a live webcast of the 2018 financial guidance conference call and investor materials through a link on Lilly’s website at www.investor.lilly.com. The conference call will be held today beginning at 10:00 a.m. Eastern time (ET) and will be available for replay via the website.

Lilly is a global healthcare leader that unites caring with discovery to make life better for people around the world. We were founded more than a century ago by a man committed to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life-changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and voluntarism. To learn more about Lilly, please visit us at www.lilly.com and http://newsroom.lilly.com/social-channels. F-LLY

This press release contains management’s current intentions and expectations for the future, all of which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “anticipate,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from these forward-looking statements due to various factors. There are significant risks and uncertainties in pharmaceutical research and development. There can be no guarantees that pipeline products will succeed in clinical testing, will receive the necessary clinical and manufacturing regulatory approvals, or will prove to be commercially successful. The company’s results may also be affected by such factors as the timing of anticipated regulatory approvals and launches of new products; market uptake of recently launched products; competitive developments affecting current products; the expiration of intellectual property protection for certain of the company’s products; the company’s ability to protect and enforce patents and other intellectual property; the impact of governmental actions regarding pricing, importation, and reimbursement for pharmaceuticals, including U.S. health care reform; regulatory compliance problems or government investigations; regulatory actions regarding currently marketed products; unexpected safety or efficacy concerns associated with the company’s products; issues with product supply stemming from manufacturing difficulties or disruptions; regulatory changes or other developments; changes in patent law or regulations related to data-package exclusivity; litigation involving current or future products; the extent to which third-party indemnification obligations relating to product liability litigation and similar matters will be performed; unauthorized disclosure of trade secrets or other confidential data stored in the company’s information systems and networks; changes in tax law and regulations; changes in inflation, interest rates, and foreign currency exchange rates; asset impairments and restructuring charges; changes in accounting standards promulgated by the Financial Accounting Standards Board and the U.S. Securities and Exchange Commission (SEC); acquisitions and business development transactions and related integration considerations; and the impact of exchange rates and global macroeconomic conditions, including the effect of the pending exit of the United Kingdom from the European Union. For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-K and subsequent Form 10-Qs filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as is required by law, the company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
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Basaglar® (insulin glargine injection, Lilly)
Cyramza® (ramucirumab, Lilly)
Jardiance® (empagliflozin, Boehringer Ingelheim)
LartruvoTM (olaratumab, Lilly)
Olumiant® (baricitinib, Lilly)
Taltz® (ixekizumab, Lilly)
Trulicity® (dulaglutide, Lilly)
VerzenioTM (abemaciclib, Lilly)